Exhibit 10.1

                           INDEMNIFICATION AGREEMENT

     This Indemnification Agreement, dated as of August 21, 2006, is made by and between Hampshire Group, Limited, a Delaware corporation (the "Company"), and Jonathan W. Norwood (the "Indemnitee").

                                    RECITALS

     A. The Company recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers.

     B. The Company's Certificate of Incorporation and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporate Law (the "DGCL"). The Certificate of Incorporation expressly provides that the indemnification provisions set forth therein are not exclusive, and contemplates that contracts may be entered into between the Company and its directors and officers with respect to indemnification.

     C. Section 145 of the DGCL, under which the Company is organized, empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive.

     D. The Board of Directors has determined that contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Company and its stockholders.

     E. In connection with Indemnitee's appointment as the Company's interim treasurer and principal accounting officer and continued service as the chief financial officer, the Company and Indemnitee agree that the Company will furnish Indemnitee the indemnity provided for herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:



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     Section 1. Generally.

     To the fullest extent permitted by the laws of the State of Delaware:

     (a) The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company or, while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, or with respect to any action involving any of the individuals that are subjects of the Company's investigation (the "Investigation") described in the Form 8-K filed by the Company on June 22, 2006 (for purposes of this indemnification, the Company's indemnification shall also extend to Indemnitee's family members). For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, (i) claims related to the Investigation (including any subsequent lawsuits, SEC examinations or investigations, federal or state tax examinations related to matters discovered, identified or reviewed in the Investigation, or any other examinations or investigations associated with matters discovered, identified or reviewed in the Investigation), (ii) claims for monetary damages against Indemnitee in respect of an alleged breach of fiduciary duties, to the fullest extent permitted under Section 102(b)(7) of the DGCL as in existence on the date hereof, and (iii) claims against Indemnitee or any of Indemnitee's family members by or on behalf of any of the individuals who are subjects of the Investigation, or by or on behalf of any of such individuals' relatives, companies in which they directly or indirectly hold an ownership interest, or any other party associated with such individuals, regardless of whether the claims relate to the Indemnitee's role as an officer of the Company.

     (b) The indemnification provided by this Section 1 shall be from and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful.

     (c) Notwithstanding the foregoing provisions of this Section 1, in the case of any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly

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and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     (d) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

     Section 2. Successful Defense; Partial Indemnification. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 hereof or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. For purposes of this Agreement and without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Company, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee's conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

     If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with any action, suit, proceeding or investigation, or in defense of any claim, issue or matter therein, and any appeal therefrom but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

     Section 3. Determination That Indemnification Is Proper. Any indemnification hereunder shall (unless otherwise ordered by a court) be made by the Company unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1(b) hereof. Any such determination shall be made by one of the following methods, at the election of Indemnitee:
(i) by a majority vote of the directors who are not parties to the action, suit or proceeding in question ("disinterested directors"), even if less than a quorum, (ii) by a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, even if less than a quorum, (iii) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote on the matter, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (iv) by independent legal counsel mutually agreed upon by the Company and Indemnitee in a written opinion addressed to the Board of Directors, a copy of

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which shall be delivered to Indemnitee, or (v) by a court of competent jurisdiction. Indemnitee shall cooperate with reasonable requests of the persons making such standard of conduct determination, including providing to such persons documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination without incurring any unreimbursed cost in connection therewith. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request accompanied by supporting documentation for specific costs and expenses to be reimbursed or advanced, any and all costs and expenses (including attorneys' and experts' fees and expenses) incurred by Indemnitee in so cooperating with the persons making this standard of conduct determination.

     Section 4. Advance Payment of Expenses; Notification and Defense of Claim.

     (a) Expenses (including attorneys' fees) incurred by Indemnitee in defending a threatened or pending civil, criminal, administrative or investigative action, suit or proceeding, or in connection with an enforcement action pursuant to Section 5(b), shall be paid by the Company in advance of the final disposition of such action, suit or proceeding within five business days after receipt by the Company of (i) a statement or statements from Indemnitee requesting such advance or advances from time to time, and (ii) an undertaking by or on behalf of Indemnitee to repay such amount or amounts, only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement or otherwise. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. Advances shall be unsecured and interest-free. Without limiting the generality or effect of the foregoing, the Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request accompanied by supporting documentation for specific expenses to be reimbursed or advanced, any and all expenses paid or incurred by Indemnitee or which Indemnitee determines in good faith are reasonably likely to be paid or incurred by Indemnitee in connection with any claim made, instituted or conducted by Indemnitee for (x) indemnification or reimbursement or advance payment of expenses by the Company under any provision of this Agreement, the Certificate of Incorporation, or the Bylaws, and (y) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless in each case of whether Indemnitee ultimately is determined to be entitled to such indemnification, reimbursement, advance or insurance recovery, as the case may be; provided, however, that Indemnitee shall return, without interest, any such advance of expenses (or portion thereof) which remains unspent at the final disposition of the claim to which the advance related.

     (b) Promptly, and in any event within twenty business days, after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim thereof is to be made against the Company hereunder, notify the Company of the commencement thereof. The failure to notify the Company promptly and in any event within twenty business days of the commencement of the action, suit or proceeding, or Indemnitee's request for indemnification, will not relieve the Company from any liability that it may have to

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Indemnitee hereunder, except to the extent the Company is prejudiced in its defense of such action, suit or proceeding as a result of such failure.

     (c) In the event the Company shall be obligated to pay the expenses of Indemnitee with respect to an action, suit or proceeding, as provided in this Agreement, the Company, if appropriate, shall be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so within twenty business days after the Company's receipt of the notice of the commencement of an action, suit or proceeding provided by Indemnitee to the Company pursuant to Section 4(b) above. After delivery of such notice, approval of such counsel by Indemnitee (which approval will not be unreasonably withheld) and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same action, suit or proceeding, provided that
(1) Indemnitee shall have the right to employ Indemnitee's own counsel in such action, suit or proceeding at Indemnitee's expense and (2) if (i) the employment of counsel by Indemnitee has been previously authorized in writing by the Company or counsel has been employed by Indemnitee to advise and assist Indemnitee in connection with preparation for or participation in any SEC interviews or depositions, (ii) counsel to the Company or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Company and Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, suit or proceeding (or fails to diligently conduct such defense), then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company, except as otherwise expressly provided by this Agreement. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Company or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

     (d) Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee's current, future or former corporate status with respect to the Company or any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee is or was serving or has agreed to or may otherwise in the future serve at the request of the Company, a witness or otherwise participates in any action, suit or proceeding at a time when Indemnitee is not a party in the action, suit or proceeding, the Company shall indemnify Indemnitee against all expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith (including, without limitation, fees and expenses of counsel employed by Indemnitee to advise and assist Indemnitee in connection with preparation for or participation in any SEC interviews or depositions).

     Section 5. Procedure for Indemnification

     (a) To obtain indemnification, Indemnitee shall promptly submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Company shall, promptly upon receipt of

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such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

     (b) The Company's determination whether to grant Indemnitee's indemnification request shall be made promptly, and in any event within 30 days following receipt of a request for indemnification pursuant to Section 5(a). The right to indemnification as granted by Section 1 of this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction if the Company denies such request, in whole or in part, or fails to respond within such 30-day period. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 hereof where the required undertaking, if any, has been received by the Company) that Indemnitee has not met the standard of conduct set forth in
Section 1 hereof, but the burden of proving such defense by clear and convincing evidence shall be on the Company. Neither the failure of the Company (including its Board of Directors or one of its committees, its independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in
Section 1 hereof, nor the fact that there has been an actual determination by the Company (including its Board of Directors or one of its committees, its independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing Indemnitee's right to indemnification, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Company.

     (c) The Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification pursuant to this Section 5, and the Company shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used as a basis for a determination of entitlement to indemnification unless the Company overcomes such presumption by clear and convincing evidence.

     Section 6. Insurance and Subrogation.

     (a) For the duration of Indemnitee's service as a director, officer, employee, or agent of the Company and for not less than six years thereafter or, if later, for so long as Indemnitee is subject to any possible action, suit or proceeding described in Section 1(a) above, the Company shall provide directors' and officers' liability insurance coverage for Indemnitee that is at least as favorable in scope and amount as that provided as of such time for the Company's directors and other executive officers. Upon request, the Company shall provide Indemnitee or his counsel with a copy of all directors' and officers' liability insurance applications, binders, policies, declarations, endorsements and other related materials. In all policies of directors' and officers' liability insurance obtained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors and officers most favorably insured by such policy.

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     (b) In the event of any payment by the Company under this Agreement, the
Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

     (c) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.


     Section 7. Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

     (a) The term "action, suit or proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including any inquiry, investigation, or examination, whether made, instituted, or conducted by the Company or any other person, including without limitation any federal, state or other governmental entity, that Indemnitee determines might lead to the institution of any such action, suit or proceeding. For the avoidance of doubt, the Company intends indemnity to be provided hereunder in respect of acts or failure to act prior to, on, or after the date hereof.

     (b) The term "by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise" shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.

     (c) The term "expenses" shall be broadly and reasonably construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a proceeding (including serving as a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal), a proceeding, or establishing or enforcing a right to indemnification under this Agreement, Section 145 of the DGCL, or otherwise. For the avoidance of doubt, the term "expenses" shall include, without limitation, all reasonable attorneys' fees and related disbursements, appeal bonds, other out-of-pocket costs.

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     (d) The term "judgments, fines and amounts paid in settlement" shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever (including, without limitation, all penalties and amounts required to be forfeited or reimbursed to the Company), as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan).

     (e) The term "Company" shall include, without limitation and in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     (f) The term "other enterprises" shall include, without limitation, employee benefit plans.

     (g) The term "serving at the request of the Company" shall include, without limitation, any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

     (h) A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

     Section 8. Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to this Agreement:

     (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof) initiated by Indemnitee, except with respect to an action, suit or proceeding brought to establish or enforce a right to indemnification or a right to certain post-employment compensation pursuant to the post-employment compensation letter agreement (the "Letter Agreement") between Indemnitee and the Company of even date herewith (which shall be governed by the provisions of Section 8(b) of this Agreement), unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company.

     (b) Action for Indemnification. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement or the Letter Agreement, unless Indemnitee is successful in establishing Indemnitee's right to indemnification in such action, suit or proceeding, in whole or

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in part, or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite Indemnitee's failure to establish the right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 8(b) is intended to limit the Company's obligation with respect to the advancement of expenses to Indemnitee in connection with any such action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 4 hereof.

     (c) Section 16 Violations. To indemnify Indemnitee on account of any proceeding with respect to which final judgment is rendered against Indemnitee for payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, or any similar successor statute.

     Section 9. Certain Settlement Provisions. The Company shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any action, suit or proceeding without the Company's prior written consent, which shall not be unreasonably withheld. The Company shall not settle any action, suit or proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee's prior written consent, which shall not be unreasonably withheld.

     Section 10. Savings Clause. If any provision or provisions of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

     Section 11. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee's costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Company or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of Indemnitee to meet the standard of conduct set forth in Section 1 hereof, or (ii) any limitation on indemnification set forth in Section 6(c), 8 or 9 hereof.

     Section 12. Reimbursement of Legal Fees and Expenses.

     (a) The Company shall reimburse Indemnitee for all his personal legal fees and expenses incurred in connection with the preparation of this Agreement and consultation, advice and other services with respect to matters relating to the Investigation incurred through the date

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of this fully executed agreement in an amount not to exceed $26,000. In addition to and without limiting in any manner any other rights that Indemnitee has under this Agreement (including, without limitation, rights to advancement of expenses, reimbursement and indemnification, including, without limitation, amounts with respect thereto), the Company shall reimburse Indemnitee for up to $15,000 (or such greater amount as the Company may hereafter approve) of personal legal fees and expenses that are not otherwise required to be reimbursed pursuant to this Agreement which Indemnitee may incur after the date hereof in connection with consultation, advice or other services with respect to matters relating to the Investigation or Indemnitee's employment or post-employment relationship with the Company.

     (b) It is the intent of the Company that Indemnitee not be required to incur legal fees and or other expenses associated with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if it should reasonably appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to improperly deny, or to improperly recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of Indemnitee's choice, at the expense of the Company, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, employee, stockholder or other person affiliated with the Company, in any jurisdiction. Without limiting the generality or effect of any other provision hereof or respect to whether Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses actually and reasonably incurred by Indemnitee in connection with any of the foregoing.

     Section 13. Form and Delivery of Communications. Any notice, request or other communication required or permitted to be given to the parties under this Agreement shall be in writing and either delivered in person or sent by telecopy, overnight mail or courier service, or certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

                  If to the Company:


                  Hampshire Group, Limited
                  119 West 40th Street, 22nd Floor
                  New York, NY 10018
                  Attn: Heath L. Golden
                        General Counsel
                  Facsimile: (212) 512-0388

                  With a copy to:

                  Willkie Farr & Gallagher LLP
                  787 Seventh Avenue
                  New York, NY  10019
                  Attn: Steven J. Gartner and
                        Holly K. Youngwood
                  Facsimile: 212-728-8111


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

                  If to Indemnitee:

                  Mr. Jonathan W. Norwood
                  309 McDaniel Avenue
                  Greenville, SC 29601

     Section 14. Subsequent Legislation. If the General Corporate Law of Delaware is amended after adoption of this Agreement to expand further the indemnification permitted to directors or officers, then the Company shall indemnify Indemnitee to the fullest extent permitted by the General Corporate Law of Delaware, as so amended.

     Section 15. Nonexclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, in any court in which a proceeding is brought, the vote of the Company's stockholders or disinterested directors, other agreements or otherwise, and Indemnitee's rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of Indemnitee. However, no amendment or alteration of the Company's Certificate of Incorporation or Bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

     Section 16. Enforcement. The Company shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement.

     Section 17. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

     Section 18. Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

     Section 19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     Section 20. Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     Section 21. Service of Process and Venue. For purposes of any claims or proceedings to enforce this agreement, the Company consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the states of Delaware and South Carolina, and waives and agrees not to raise any defense that any such court is an inconvenient forum or any similar claim.

     Section 22. Supersedes Prior Agreement. This Agreement supersedes any prior indemnification agreement between Indemnitee and the Company or its predecessors.

     Section 23. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Company of its officers and directors, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

     Section 24. Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment.

     Section 25. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

     Section 26. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.


                                  HAMPSHIRE GROUP, LIMITED

                                  By: /s/ Michael S. Culang
                                      ------------------------------------------
                                  Name:  Michael S. Culang
                                  Title: Interim CEO


                                  INDEMNITEE:

                                  By  /s/ Jonathan W. Norwood
                                      ------------------------------------------
                                  Name:  Jonathan W. Norwood


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